Exhibit 10.7

INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT (this “Agreement”), dated as of [_____], 2021, is entered into by and among AeroFarms, Inc., a Delaware public benefit corporation (formerly known as Spring Valley Acquisition Corp., a Cayman Islands exempted corporation) (the “Company”), Dream Holdings, Inc., a Delaware public benefit corporation (“Dream Holdings”), and each of the stockholders of the Company or Dream Holdings, as applicable, whose name appears on the signature pages hereto (each, a “Stockholder,” and collectively, the “Stockholders”). Each capitalized term used but not defined herein shall have the meaning ascribed to such term in the Agreement and Plan of Merger by and among the Company, Spring Valley Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”) and Dream Holdings, dated as of March 25, 2021 (as amended, restated, supplemented, modified or waived from time to time in accordance with its terms, the “Merger Agreement”).

WHEREAS, pursuant to the Merger Agreement, Merger Sub will be merged with and into Dream Holdings (the “Merger”), with Dream Holdings surviving the Merger as a wholly owned subsidiary of the Company;

WHEREAS, prior to the closing of the Merger, the Company will hold a meeting of the Company’s stockholders to consider, among other things, (i) the approval and adoption of the Merger Agreement and the Merger, (ii) the approval of the issuance of Company common stock (“Company Common Stock”) as contemplated by the Merger Agreement and the Subscription Agreements, (iii) domesticate as a corporation in the State of Delaware and adopt the Acquiror A&R Charter as set forth on Exhibit G to the Merger Agreement, including the conversion of the Company into a public benefit corporation contemplated thereby, (iv) the approval and adoption of the Acquiror Equity Incentive Plan, in accordance with the Merger Agreement, and (v) any other proposals the Company and Dream Holdings deem necessary to effectuate the Transactions (the “Company Proposals”); and

WHEREAS, in connection with the consummation of the Merger pursuant to the Merger Agreement, the Stockholders and the Company have entered into this Agreement to set forth certain understandings among such parties, including with respect to certain governance and voting matters.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

GOVERNANCE AND VOTING MATTERS

1.1	Board and Committees.

(a)          Subject to the approval of the Company Proposals and the consummation of the Merger, the Company will take all necessary action (to the extent permitted by applicable Law and to the extent such action is consistent with the fiduciary duties of the board of directors of the Company (the “Board”) under Delaware Law) to cause the following to occur immediately after the effective time of the Merger:

(i)                 The Board to consist of nine directors (each, a “Director”), including Nikolaus Bormann, Jim Borel, Alastair Cooper, Stephan Dolezalek, Debora Frodl, Omar Karim, Peter Lacy, David Rosenberg and Patrick Wood;

(ii)               The Board shall be divided into the following three classes:1

(1)                Class I directors for a term expiring at the Company’s 2022 Annual Meeting of Stockholders (the “First Annual Meeting”): [_______________] (collectively, the “Class I Nominees”);

(2)                Class II directors for a term expiring at the 2023 Annual Meeting of Stockholders (the “Second Annual Meeting”): [_______________] (collectively, the “Class II Nominees”); and

(3)                Class III directors for a term expiring at the 2024 Annual Meeting of Stockholders (the “Third Annual Meeting” and, collectively with the First Annual Meeting and Second Annual Meeting, the “Annual Meeting”): [_______________] (collectively, the “Class III Nominees” and, collectively with the Class I Nominees and Class II Nominees, the “Nominees”);

(iii)             The audit committee of the Board to consist of [three] directors, including: [__________________];

(iv)              The compensation committee of the Board to consist of [three] directors, including: [__________________];2 and

(v)                The nominating and corporate governance committee of the Board to consist of [three] directors, including: [__________________].

(b)          After the Closing, the Company will take all necessary action (to the extent permitted by applicable Law and to the extent such action is consistent with the fiduciary duties of the Board under Delaware Law) to (i) cause the Board to nominate and recommend for election to the Board at the (1) First Annual Meeting each of the Class I Nominees, (2) Second Annual Meeting each of the Class II Nominees and (3) Third Annual Meeting each of the Class III Nominees, each to serve until their successors are duly elected and qualified, and (ii) cause each applicable Nominee to be included in the proxy statement prepared by management of the Company in connection with the Company’s soliciting proxies or consents in favor of the foregoing for the applicable Annual Meeting, and at every adjournment or postponement thereof, and on every action or approval by written resolution of the stockholders of the Company or the Board with respect to the election of members of the Board at the applicable Annual Meeting.

(c)           If a Nominee is not elected because of such Nominee’s death, disability, disqualification, withdrawal as a nominee or for any other reason, the Stockholders holding a majority of the shares of Company Common Stock shall be entitled to designate promptly another Nominee and the Stockholders and the Company shall take all necessary and desirable actions within its control such that the director position for which such Nominee was nominated shall not be filled pending such designation or the size of the Board shall be increased by one and such vacancy shall be filled with such successor Nominee within ten days of such designation. Notwithstanding anything to the contrary, the director position for which such Nominee was nominated shall not be filled pending such designation and appointment, unless the Stockholders fail to designate such Nominee for more than 30 days, after which the Company may appoint an interim successor nominee who may serve as a director if duly elected until the Stockholders make such designation. The Stockholders shall not be obligated to designate all (or any) of the directors they are entitled to designate pursuant to this Agreement but the failure to do so shall not constitute a waiver of their rights hereunder.

[1]	Note to Draft: Patrick Wood to be a Class II Nominee and Deborah Frodl to be a Class III Nominee.
[2]	Note to Draft: Deborah Frodl to be a member of the compensation committee and the nominating and corporate governance committee.

(d)          The Company shall (i) purchase directors’ and officers’ liability insurance in an amount and pursuant to terms determined by the Board to be reasonable and customary and (ii) for so long as any Director to the Board nominated pursuant to the terms of this Agreement serves as a Director of the Company, maintain such coverage with respect to such Directors.

1.2               Voting. Subject to the approval of the Company Proposals and the consummation of the Merger, the Stockholders shall vote, or provide a written consent or proxy with respect to, their shares of the Company Common Stock in favor of each of the Nominees in accordance with Section 1.1(c) at the applicable Annual Meeting and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company or the Board with respect to the election of members of the Board with respect to the applicable Annual Meeting.

1.3               Restrictions on Other Agreements. The Stockholders shall not, directly or indirectly, grant any proxy or enter into or agree to be bound by any voting trust, agreement or arrangement of any kind with respect to their shares of Company Common Stock if and to the extent the terms thereof conflict with the provisions of this Agreement (whether or not such proxy, voting trust, agreement or agreements are with other holders of shares of Company Common Stock that are not parties to this Agreement or otherwise).

ARTICLE ii

TERMINATION

This Agreement shall terminate after the Third Annual Meeting.

ARTICLE iiI

MISCELLANEOUS

3.1               Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be personally delivered, sent by nationally recognized overnight courier, mailed by registered or certified mail or be sent by facsimile or electronic mail to such party at the address set forth below (or such other address as shall be specified by like notice). Notices will be deemed to have been duly given hereunder if (i) personally delivered, when received, (ii) sent by nationally recognized overnight courier, one business day after deposit with the nationally recognized overnight courier, (iii) mailed by registered or certified mail, when received, and (iv) sent by facsimile or electronic mail, on the date sent so long as such communication is transmitted before 5:00 p.m. in the time zone of the receiving party on a business day, otherwise, on the next business day.

(a)	If to the Company prior to the closing of the Merger, to:

Spring Valley Acquisition Corp.
2100 McKinney Ave., Suite 1675
Dallas, TX 75201
Attention:	Christopher Sorrells
E-mail:	Chris.Sorrells@sv-ac.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
609 Main Street
Houston, TX 77002
Attention:	Adam D. Larson, P.C.
Allan Kirk
E-mail:	Adam.Larson@kirkland.com
Allan.Kirk@kirkland.com

(b)	If to the Company after the closing of the Merger, to:

AeroFarms, Inc.
212 Rome Street
Newark, NJ 07105
Attention:	David Rosenberg
Email:	davidrosenberg@aerofarms.com

AeroFarms, Inc.
212 Rome Street
Newark, NJ 07105
Attention:	General Counsel
Email:	generalcounsel@aerofarms.com

AeroFarms, Inc.
212 Rome Street
Newark, NJ 07105
Attention:	Chief Financial Officer
Email:	cfo@aerofarms.com

with a copy (which shall not constitute notice) to:

DLA Piper LLP (US)
51 John F. Kennedy Parkway

Suite 120
Short Hills, NJ 07078

Attention:	Andrew P. Gilbert
Scott A. Cowan
E-mail:	andrew.gilbert@us.dlapiper.com
scott.cowan@us.dlapiper.com

(c)	If to the Stockholders, to the addresses set forth on the signature pages hereto.

3.2               Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

3.3               Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall be considered one and the same agreement.

3.4               Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties hereto with respect to the subject matter hereof and (b) is not intended to confer upon any person, other than the parties hereto, any rights or remedies hereunder.

3.5               Further Assurances. Each party hereto shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other parties hereto to give effect to and carry out the transactions contemplated herein.

3.6               Governing Law; Equitable Remedies. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF). The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the Selected Courts (as defined below), this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party hereto further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

3.7               Consent to Jurisdiction. With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement, each of the parties hereto hereby irrevocably (a) submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and the United States District Court for the District of Delaware and the appellate courts therefrom (the “Selected Courts”) and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (b) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to their respective addresses referred to in Section 3.1 hereof; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; and (c) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT AND TO HAVE ALL MATTERS RELATING TO THIS AGREEMENT BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

3.8               Amendments; Waivers.

(a)                No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed (i) in the case of an amendment, by each of the parties hereto, and (ii) in the case of a waiver, by each of the parties against whom the waiver is to be effective.

(b)                No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

3.9               Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned or delegated by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

3.10           No Recourse. This Agreement may only be enforced against, and any claims or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto, and no past, present or future affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any party hereto shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

AEROFARMS, INC. (F/K/A SPRING VALLEY ACQUISITION CORP.)

By:
Name: Christopher Sorrells
Title: Chief Executive Officer

[Signature Page to Investor Rights Agreement]

DREAM HOLDINGS, INC.

By:
Name: David Rosenberg
Title: Chief Executive Officer

[Signature Page to Investor Rights Agreement]

STOCKHOLDER:

[●]

Name:
Title:
Date:

Notice Address:
[●]
[●]
Facsimile: [●]
E-mail: [●]
Attention: [●]

with a copy (which shall not constitute notice) to:

[●]
[●]
Facsimile: [●]
E-mail: [●]
Attention: [●]

Stockholder’s Spouse (if applicable):

Name:
Date:

[Signature Page to Investor Rights Agreement]